Dr. Kenneth Kin Joins SMSC Board of Directors

Hauppauge, New York – January 6, 2009 – SMSC (Nasdaq: SMSC) today announced that Dr. Kenneth Kin, a veteran of the electronics and semiconductor industries, has been elected to the Company’s Board of Directors, effective January 19, 2009, subject to reelection at the 2009 Annual Meeting of Stockholders. Dr. Kin recently retired from his role as Senior Vice President, Taiwan Semiconductor Manufacturing Company, Ltd. (TSMC), where he had responsibility for global Sales, Services and Marketing. He has also held the role of Vice President, Worldwide Sales and Services of IBM Microelectronics, Vice President and Director of Operations for the Computer Group at Motorola Inc. and served in various Sales and Marketing roles for several other Asia Pacific companies in the computing and telecommunications markets.

“We are delighted to welcome Dr. Kin to the SMSC Board,” said Christine King, President & Chief Executive Officer of SMSC. “The Asia market has become one of SMSC’s most important centers of focus and design opportunity. Ken’s broad expertise in sales, marketing and global logistics strategy will bring a highly valuable perspective as we execute on our global growth initiatives and seek to drive economies of scale in our supply chain.”

“I am excited to join this esteemed group of directors,” said Dr. Kin. “SMSC has made great strides in building its global presence, particularly with Asian customers, and this offers a unique opportunity for me to contribute to the Company’s initiatives to profitably expand in the region.”

Dr. Kin graduated with a Ph.D. degree and an M.S. degree in Nuclear Engineering and Applied Physics from Columbia University in New York, and a B.S. degree from National Tsing Hua University in Taiwan.

Forward Looking Statements:
Except for historical information contained herein, the matters discussed in this announcement are forward-looking statements about expected future events and financial and operating results that involve risks and uncertainties. These uncertainties may cause our actual future results to be materially different from those discussed in forward-looking statements. Our risks and uncertainties include the timely development and market acceptance of new products; the impact of competitive products and pricing; our ability to procure capacity from our suppliers and the timely performance of their obligations; commodity prices; potential investment losses as a result of liquidity conditions; the effects of changing economic and political conditions in the market domestically and internationally and on our customers; our relationships with and dependence on customers and growth rates in the personal computer, consumer electronics and embedded and automotive markets and within our sales channel; changes in customer order patterns, including order cancellations or reduced bookings; the effects of tariff, import and currency regulation; potential or actual litigation; and excess or obsolete inventory and variations in inventory valuation, among others. In addition, SMSC competes in the semiconductor industry, which has historically been characterized by intense competition, rapid technological change, cyclical market patterns, price erosion and periods of mismatched supply and demand.

Our forward looking statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations and may not reflect the potential impact of any future acquisitions, mergers or divestitures. All forward-looking statements speak only as of the date hereof and are based upon the information available to SMSC at this time. Such statements are subject to change, and the Company does not undertake to update such statements, except to the extent required under applicable law and regulation. These and other risks and uncertainties, including potential liability resulting from pending or future litigation, are detailed from time to time in the Company’s reports filed with the SEC. Investors are advised to read the Company’s Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, particularly those sections entitled “Other Factors That May Affect Future Operating Results” or “Risk Factors” for a more complete discussion of these and other risks and uncertainties.

About SMSC:
Many of the world’s most successful global technology companies rely upon SMSC as a go-to resource for semiconductor system solutions that span analog, digital and mixed-signal technologies. Leveraging substantial intellectual property, integration expertise and a comprehensive global infrastructure, SMSC solves design challenges and delivers performance, space, cost and time-to-market advantages to its customers. SMSC’s application focus targets key vertical markets including consumer electronics, automotive infotainment, PC and industrial applications. The Company has developed leadership positions in its select markets by providing application specific solutions such as mixed-signal system controllers, non-PCI Ethernet, ARCNET, MOST® and Hi-Speed USB.

SMSC is headquartered in Hauppauge, New York with operations in North America, Asia and Europe. Engineering design centers are located in Arizona, New York, Texas and Karlsruhe, Germany. Additional information is available at www.smsc.com.

SMSC and MOST are registered trademarks of Standard Microsystems Corporation.

Contact:
Carolynne Borders
Director of Corporate Communications
Phone: 631-435-6626
Fax: 631-273-5550
carolynne.borders@smsc.com